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                                                                EXHIBIT 3(ii)(B)

                             SECRETARY'S CERTIFICATE
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                  The undersigned hereby certifies as follows:

         1. I am the Secretary of ChoiceCare Corporation (the "Corporation"), a for profit corporation duly organized, existing and in good standing under the laws of the State of Ohio.

         2. At a meeting of the Shareholder of ChoiceCare Corporation, held on May 8, 1996, the Shareholder duly amended Section 2.2 of the Corporation's Code of Regulations to read as follows:

            SECTION 2.2 ANNUAL MEETING. ANNUAL FINANCIAL STATEMENT. An annual meeting of the Shareholders shall be held on the second Wednesday of May in each year (or on such other date as the Board may fix) for the purpose of electing a Board and for the transaction of such other business as may properly be brought before such meeting. At the annual meeting of the Shareholders, or at any meeting held in lieu thereof, the Corporation shall present to the Shareholders such financial statements as are required by Section 1701.38 of Chapter 1701 of the Revised Code of Ohio, as amended and implemented (the "General Corporation Law of Ohio").


         3. The amendment required the addition of the parenthetical statement "(or on such other date as the Board may fix)".

            IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has hereunto affixed her signature as of this 24th of March, 1997.


                                             /s/  Thomas D. Anthony
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                                                  Thomas D. Anthony, Secretary


Subscribed and sworn before me this 24th day of March, 1997.

                                             /s/ Carol-Anne Straubing
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                                                   Notary Public
                                                  Hamilton County

My commission expires June 21, 1999
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